REPAY Announces Agreement to Acquire KUBRA

Combination creates a Scaled Consumer Bill Payment Provider

REPAY to host conference call tomorrow at 8:00 AM ET

ATLANTA--(BUSINESS WIRE)— March 30, 2026-- Repay Holdings Corporation (NASDAQ: RPAY) (“REPAY” or the “Company”), a leading provider of integrated payment processing solutions, today announced a definitive agreement to acquire Kubra Data Transfer LTD. (“KUBRA”) for approximately $372 million. The acquisition will be financed with a combination of cash on hand and debt financing.

KUBRA is a leading provider of bill payment and customer communication management solutions serving some of the largest utility and government entities, touching over 40% of households in the US and Canada. KUBRA offers an embedded technology platform comprising six core solutions across multiple verticals. Their highly reoccurring business model serves over 250 clients today with a deeply integrated offering to ERP providers across their core verticals.

The transaction strengthens two complementary, vertical-leading businesses combining REPAY’s extensive payment expertise and technology platform with KUBRA’s attractive verticals, partnerships, and go-to-market approach. On a combined basis, the Company will have significant scale across diverse growth markets enabling over $130 billion in annual payment volumes.

“Today’s announcement advances REPAY on our transformational journey to become a leading bill payment provider. The combination brings together highly complementary go-to-market approaches, creating robust opportunities to enhance growth, while also deepening client experiences and driving operational and financial efficiencies,” said John Morris, Co-Founder and Chief Executive Officer of REPAY.

“We are excited to enter KUBRA’s next phase by joining REPAY and creating a scaled payments platform,” said Rick Watkin, President and Chief Executive Officer of KUBRA. “REPAY will enhance value for our clients, while helping to further pursue growth opportunities in our end markets. I am thrilled about the opportunities this transaction provides for KUBRA and our team.”

Compelling Strategic Rationale with Strong Value Creation Opportunities

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Vertical Expansion: The acquisition of KUBRA adds attractive verticals such as utilities, government, and insurance. Going forward, go-to-market and sales teams will leverage the company’s extensive payments capabilities, vertical expertise, and robust distribution channels across 18+ dynamic verticals.
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Creates Scale: REPAY’s payment platform will have significant scale with combined 20251 Revenue and Adjusted EBITDA of approximately $548 million and $178 million, respectively.
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Value Creation Opportunities: The transaction is expected to generate approximately $15+ million of annual run-rate costs synergies and approximately $5+ million of technology savings over the next three years through combining operations, platform consolidation, and other scale efficiencies. REPAY expects the transaction to unlock additional value with expected revenue opportunities of approximately $5+ million by 2028 as REPAY benefits from

1 Combined 2025 financial metrics are based on reported REPAY plus KUBRA Revenue of approximately $239 million and Adjusted EBITDA of approximately $49 million. Adjusted EBITDA is a non-GAAP measure. See “Non-GAAP Financial Measures” herein for additional information.

offering bill presentment, communications services, a payment engine, and core processing solutions across all clients.
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Ramping Accretive Profile: REPAY expects Free Cash Flow accretion2 of 25% by 2028.

Transaction Details

REPAY will acquire KUBRA in an all-cash transaction for approximately $372 million, which is subject to customary purchase price adjustments. The transaction will be funded with cash on hand and debt financing. In connection with the transaction, REPAY has received a debt commitment letter from Truist Bank for a $500 million term loan, along with a $100 million undrawn revolving credit facility. At closing, REPAY expects net leverage3 of approximately 4.0x on a post-transaction basis and expects to reduce net leverage to below 3.0x within 18 months.

Timing and Approvals

The transaction is subject to regulatory approvals in the U.S. and Canada and certain customary closing conditions. REPAY expects the transaction to close in the second quarter of 2026.

Advisors

Truist Securities, Inc. served as exclusive financial advisor to REPAY and Truist Bank is providing committed financing to support the acquisition. Troutman Pepper Locke LLP served as legal advisor to REPAY. Financial Technology Partners served as exclusive financial advisor to KUBRA. Clifford Chance US LLP and the Hearst Office of General Counsel served as legal advisors to KUBRA and Hearst Corporation.

Conference Call

REPAY will host a conference call to discuss the acquisition on Tuesday March 31, 2026 at 8:00 am ET. The call will be webcast live from REPAY’s investor relations website at https://investors.repay.com/investor-relations. The conference call can also be accessed live over the phone by dialing (877) 407-3982, or for international callers (201) 493-6780. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 13759307. The replay will be available at https://investors.repay.com/investor-relations.

Non-GAAP Financial Measures

This report includes certain non-GAAP financial measures that management uses to evaluate the Company’s operating business, measure performance, and make strategic decisions, including Adjusted EBITDA, Free Cash Flow accretion and net leverage, as well as certain forward-looking projections that are not reconcilable with GAAP measures due to their inherent uncertainty. Free Cash Flow is a non-GAAP financial measure that represents net cash flow provided by operating activities less total capital expenditures. Net leverage is a non-GAAP financial measure calculated by dividing total debt (less cash and cash equivalents) divided by Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure that represents net income prior to interest expense, tax expense, depreciation and amortization, as adjusted to add back certain charges deemed to not be part of normal operating expenses, non-cash charges and/or non-recurring charges, such as gain on

2 Free Cash Flow accretion is a non-GAAP measure. See “Non-GAAP Financial Measures” herein for additional information.

3 Net leverage at close includes transaction-related adjustments and synergies. Net leverage is a non-GAAP financial measure. See “Non-GAAP Financial Measures” herein for additional information.

extinguishment of debt, non-cash impairment loss, non-cash change in fair value of assets and liabilities, share-based compensation charges, transaction expenses, restructuring and other strategic initiative costs, gain on extinguishment of debt and other non-recurring charges. REPAY does not provide quantitative reconciliation of forward-looking, non-GAAP financial measures to the most directly comparable GAAP financial measure because it is difficult to reliably predict or estimate the relevant components without unreasonable effort due to future uncertainties that may potentially have significant impact on such calculations, and providing them may imply a degree of precision that would be confusing or potentially misleading. REPAY believes that Adjusted EBITDA, Free Cash Flow accretion and net leverage provide useful information to investors and others in understanding and evaluating its operating results in the same manner as management. However, these non-GAAP financial measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, operating profit, net cash provided by operating activities, or any other operating performance measure calculated in accordance with GAAP. Using these non-GAAP financial measures to analyze REPAY’s business has material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. In addition, although other companies in REPAY’s industry may report measures titled as the same or similar measures, such non-GAAP financial measures may be calculated differently from how REPAY calculates its non-GAAP financial measures, which reduces their overall usefulness as comparative measures. Because of these limitations, you should consider REPAY’s non-GAAP financial measures alongside other financial performance measures, including net income, net cash provided by operating activities and REPAY’s other financial results presented in accordance with GAAP.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, REPAY’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “can,” “may,” “will,” “expect,” “anticipate,” “estimate,” “believe,” “projection” or words of similar meaning. These forward-looking statements include, but are not limited to: anticipated benefits from, and the expected timing for completion of, the KUBRA acquisition, expected strengthening of REPAY’s product offering, future market, growth and synergy opportunities, payment volume, net leverage and Free Cash Flow estimates, and the level of KUBRA’s expected growth and financial contributions, including revenue and Adjusted EBITDA. Such forward-looking statements are based upon the current beliefs and expectations of REPAY’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control.

In addition to factors disclosed in REPAY’s reports filed with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2025, and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: the risk that the proposed transaction may not be completed in a timely manner or at all; the inability to integrate and/or realize the benefits of the KUBRA acquisition, including expected synergies; the occurrence of any fact, event, change, development or circumstance that could give rise to the termination of the definitive acquisition agreement; the failure to satisfy any of the conditions to the consummation of the transaction, including the receipt of certain governmental or regulatory approvals; the risk that the financing necessary to consummate the transaction may not be obtained, may be delayed, or may be available only on less favorable terms than anticipated; that the announcement of the proposed acquisition could disrupt REPAY’s or KUBRA’s relationships with customers, employees or other business partners; changes in the bill payment and payment processing markets in which REPAY and KUBRA operate, including with respect to the applicable competitive landscape, technology evolution or regulatory changes; changes in the vertical markets that REPAY or KUBRA target, including the regulatory environment applicable to those customers; risks relating to REPAY’s and KUBRA’s relationships within the payment ecosystem; and risks relating to data security.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. All information set forth herein speaks only as of the date hereof in the case of information about REPAY or the date of such information in the case of information from persons other than REPAY, and REPAY disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding REPAY’s industry and end markets are based on sources it believes to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Combined, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

About REPAY

REPAY provides integrated payment processing solutions to verticals that have specific transaction processing needs. REPAY’s proprietary, integrated payment technology platform reduces the complexity of electronic payments for clients, while enhancing the overall experience for consumers and businesses.

About KUBRA

KUBRA, founded in 1992 and headquartered in Mississauga, Ontario, is an industry-leading provider of customer experience management solutions to some of the largest utility, government, and insurance entities in North America. KUBRA’s platform offering includes billing and payments, alerts and preference management, artificial intelligence solutions, mobile apps, and utility mapping solutions. KUBRA reaches over 40% of households in the United States and Canada, providing performance-driven value to more than 250 clients and their customers.

Contacts

Investor Relations for REPAY:
ir@repay.com

Media Relations for REPAY:
Kristen Hoyman
khoyman@repay.com

Source: Repay Holdings Corporation